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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 16, 1999, except for Note 15 for which the date is December 13, 1999, relating to the financial statements of ImproveNet, Inc., and of our report dated November 24, 1999 relating to the financial statements of Contractor Referral Service, LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


San Jose, CA
January 11, 2000